UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 6, 2026

CEA INDUSTRIES INC.

(Exact name of registrant as specified in its charter)

Nevada	001-41266	27-3911608
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

385 South Pierce Avenue, Suite C

Louisville, Colorado 80027

(Address of principal executive office) (Zip Code)

(303) 993-5271

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001	BNC	Nasdaq Capital Market
Warrants to purchase Common Stock	BNCWW	Nasdaq Capital Market
Preferred stock purchase rights		Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on the Company’s Current Report on Form 8-K filed on March 12, 2026, the Board of Directors (the “Board”) of CEA Industries Inc. (the “Company”) appointed William B. Miller as the Company’s Chief Financial Officer, effective March 9, 2026. Pursuant to Mr. Miller’s Employment Agreement, Mr. Miller was entitled to receive a grant of restricted stock units with a grant date fair value of $1,000,000 as an inducement to accept employment with the Company.

On April 6, 2026, the Board approved the CEA Industries Inc. 2026 Inducement Plan (the “Inducement Plan”) and authorized the grant of restricted stock units (“RSUs”) to Mr. Miller as a material inducement to entering into employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4). The Inducement Plan provides for the issuance of up to 1,000,000 shares of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), through equity awards to eligible new employees of the Company or its related entities as a material inducement to entering into employment with the Company.

The RSU grant to Mr. Miller consisted of time-based RSUs for an aggregate of 363,636 shares of Common Stock, with 25% vesting on the first anniversary of the grant date and the remainder vesting in equal quarterly installments through the fourth anniversary of the grant date, subject to Mr. Miller’s continued service with the Company through each applicable vesting date. The RSUs are subject to the terms and conditions of the Inducement Plan and a Restricted Stock Unit Award Agreement between the Company and Mr. Miller, dated April 6, 2026 (the “RSU Award Agreement”).

Under the RSU Award Agreement, upon termination without Cause or resignation for Good Reason (each as defined in the Inducement Plan), Mr. Miller will vest in a pro-rata portion of the RSUs based on days of service through the termination date divided by the total days in the applicable vesting period. Upon death or Disability (as defined in the Inducement Plan), the RSUs will vest in full. In the event of termination for Cause or breach of any written restrictive covenant agreement, all RSUs will terminate and be cancelled immediately. The RSUs will also become fully vested upon a qualifying termination (without Cause or for Good Reason) within twelve (12) months following a Change in Control (as defined in the Inducement Plan). The RSUs are further subject to clawback and recoupment provisions, including any compensation recovery policy adopted by the Company to comply with applicable law, including Section 10D of the Exchange Act.

The foregoing descriptions of the Inducement Plan and the RSU Award Agreement are qualified in their entirety by reference to the full text of the Inducement Plan and the Form of RSU Award Agreement, copies of which are attached hereto as Exhibit 10.8 and Exhibit 10.9, respectively, and incorporated herein by reference.

Item 8.01. Other Events.

On April 8, 2026, the Company issued a press release announcing the inducement grant of RSUs to Mr. Miller under the Inducement Plan as reported under Item 5.02 above. A copy of this press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.8	CEA Industries Inc. 2026 Inducement Plan (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-8, filed April 8, 2026).
10.9	Form of Restricted Stock Unit Award Agreement under the CEA Industries Inc. 2026 Inducement Plan.
99.1	Press Release, dated April 8, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 9, 2026

CEA INDUSTRIES INC.

By:	/s/ David Namdar
Name:	David Namdar
Title:	Chief Executive Officer